EXHIBIT 99.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350



         Pursuant to 18 U.S.C. ss. 1350, I, Godfrey Hui Chin Tong, the Chief Executive Officer of Teda Travel Incorporated, a Florida corporation (the "Company"), hereby certifies that the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    April 15, 2003                      /s/  Godfrey Hui Chin Tong
                                             ---------------------------------
                                             Name:    Godfrey Hui Chin Tong
                                             Title:   Chief Executive Officer